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                                                                   Exhibit 23.7

                           CONSENT OF DIRECTOR NOMINEE

        The undersigned hereby consents to serve as a director of Watson Wyatt & Company Holdings, a Delaware corporation, (the "Company") subject to his election by the stockholders of the Company and to the inclusion of him as a nominee for director of the Company in any proxy statement or registration statement filed and/or distributed by or on behalf of the Company.

Dated:  September 13, 2000

                                                     /s/  Paul N. Thornton
                                                     --------------------------
                                                     Name:  Paul N. Thornton